UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2007

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 19, 2007, the Board of Directors (the “Board”) of Immunicon Corporation (“Immunicon”) authorized and issued stock option grants to Immunicon’s named executive officers and certain other officers and employees under Immunicon’s Amended and Restated Equity Compensation Plan.

The stock option grants issued to Immunicon’s named executive officers were as follows:

Named Executive Officer	Number of Options Granted	Exercise Price*	Vesting
Byron D. Hewett, President and Chief Executive Officer	50,000	$0.95	vesting in equal portions over 4 years
James G. Murphy, Sr. VP, Finance & Administration and Chief Financial Officer	50,000	$0.95	vesting in equal portions over 4 years
Leon W.M.M. Terstappen, M.D., Ph.D., Sr. VP, R&D and Chief Scientific Officer	50,000	$0.95	vesting in equal portions over 4 years
James L. Wilcox, VP, Chief Counsel and Secretary	50,000	$0.95	vesting in equal portions over 4 years
Michael T. Kagan, VP, Operations and Engineering	50,000	$0.95	vesting in equal portions over 4 years

*	The exercise price of $0.95 per share is equal to closing price of Immunicon’s common stock as quoted on the NASDAQ Global Market on September 19, 2007.

The Board also awarded option grants to all other employees of Immunicon at its September 19, 2007 meeting. The Board determined that option grants to all employees were appropriate as a means of promoting long term employment within Immunicon. In total, the Board awarded grants of 712,000 stock options on terms substantially similar to those described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: September 25, 2007